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                                  EXHIBIT 21.1
                  Subsidiaries of The Money Store Inc. ("TMS")

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                                                                    Percentage of
                                                                    Voting Stock
                                                                    Owned by
                                                                    TMS and
                                          Jurisdiction of           each other
Name of Subsidiary                        Incorporation             Subsidiary(1)
------------------                        -------------             -------------
THE MONEY STORE/D.C. INC.                 VIRGINIA                   TMS Mortgage Inc.
THE MONEY STORE/KENTUCKY INC.             KENTUCKY                   TMS Mortgage Inc.
THE MONEY STORE/MINNESOTA INC.            MINNESOTA                  TMS Mortgage Inc.
EQUITY INSURANCE AGENCY, INC.             NEW JERSEY                 TMS Mortgage Inc.
MAJOR BROKERAGE CO., INC.                 NEW JERSEY                 TMS Mortgage Inc.
PRINCETON ESCROW                          CALIFORNIA                 TMS Mortgage Inc.
THE MONEY STORE HOME EQUITY CORP.         KENTUCKY                   TMS Mortgage Inc.
DYNA-MARK INC.                            NEW JERSEY                 TMS Mortgage Inc.
THE MONEY STORE INVESTMENT                NEW JERSEY                 100%
  CORPORATION
THE MONEY STORE OF NEW YORK INC.          NEW YORK                   The Money Store
                                                                     Investment
                                                                     Corporation
FIRST MONEY STORE SECURITIES INC.        NEW JERSEY                  100%
THE COMMERCE GROUP                       CALIFORNIA                  100%
THE MONEY STORE COMMERCIAL
  MORTGAGE INC.                          NEW JERSEY                  100%
(f/k/a Commercial Capital Co. Inc.)
THE MONEY STORE SERVICE CORP.            NEW JERSEY                  100%
TMS MORTGAGE INC.                        NEW JERSEY                  100%
TRANS-WORLD INSURANCE COMPANY            ARIZONA                     100%
TMS SPECIAL HOLDINGS, INC.               DELAWARE                    100%
TMS HOME HOLDINGS, INC.                  DELAWARE                    TMS Mortgage Inc.
TMS SBA HOLDINGS INC.                    DELAWARE                    The Money Store
                                                                     Investment
                                                                     Corporation
TMS STUDENT HOLDINGS INC.                DELAWARE                    100%
EDUCAID STUDENT HOLDINGS INC.            DELAWARE                    100%
TMS AUTO HOLDINGS INC.                   DELAWARE                    100%
CLASSNOTES INC.                          DELAWARE                    100%
THE MONEY STORE AUTO FINANCE INC.        DELAWARE                    100%
THE MONEY STORE REALTY INC.              CALIFORNIA                  100%
TMS VENTURE HOLDING COMPANY INC.         DELAWARE                    100%
TMS HELOC HOLDINGS, INC.                 DELAWARE                    TMS Mortgage Inc.

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(1) Unless otherwise noted, stock of affiliates is owned by The Money Store Inc.

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